UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 7, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 West 18th Street, 9th Floor New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 393-4365

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Pursuant to a letter of resignation from Wenzhou Zhang, dated June 26, 2006, requesting the approval of his resignation from the Board of Directors (the “Board”) of AXM Pharma, Inc. (the “Company”), on July 7, 2006, the Board approved the resignation of Mr. Zhang as a director of the Company.  Mr. Zhang explained in his letter of resignation that the regulations of the current Administrative Regulations of the People’s Republic of China Cadre prevent him from serving on the Board.  Mr. Zhang will continue to serve the Company as a consultant.

(d) On July 7, 2006, the Board elected Steven M. Dinh to serve as a director of the Company.  Mr. Dinh currently serves as Vice President of Research and Technology Development of Emisphere Technologies, Inc.  (NASDAQ: EMIS), a biopharmaceutical company.  His career also includes tenures as Chief Scientific Officer and Vice President of Research and Development at Lavipharm Laboratories Inc. and as Head of Transdermals Pharmaceutical R&D at Novartis Pharmceuticals Corp. (NYSE: NVS).  Mr. Dinh received his B.E. degree in chemical engineering from Cooper Union, a M.S. degree in chemical engineering from Cornell University, and a Sc.D. degree in chemical engineering from the Massachusetts Institute of Technology.   Mr. Dinh holds a number patents, has been published in a large number of scientific publications, and is a frequent guest speaker at scientific conferences and seminars.

A copy of the Company’s press release announcing Steven M. Dinh’s election is attached hereto as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Letter of Resignation, dated June 26, 2006, from Wenzhou Zhang to the Board of Directors of AXM Pharma, Inc.

99.2	Press release, dated July 13, 2006, by AXM Pharma, Inc. announcing the election of Steven M. Dinh to the Board of Directors.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  July 13, 2006

        By: /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Letter of Resignation, dated June 26, 2006, from Wenzhou Zhang to the Board of Directors of AXM Pharma, Inc.

99.2	Press release, dated July 13, 2006, by AXM Pharma, Inc. announcing the election of Steven M. Dinh to the Board of Directors.